UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

BIOLASE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Leading Independent Proxy Advisory Firms Glass Lewis and ISS Recommend

BIOLASE Stockholders Vote “FOR” Reverse Stock Split

Foothill Ranch, Calif., November 4, 2021 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced that the two leading independent proxy advisory firms, Institutional Shareholder Services (“ISS”) and Glass, Lewis & Co., LLC (“Glass Lewis”), are each recommending that stockholders vote “FOR” the amendment to the BIOLASE, Inc. Certificate of Incorporation to effect a reverse stock split (without reducing the authorized number of shares of common stock) (the “Reverse Stock Split”). Stockholders will be asked to vote on the Reverse Stock Split at BIOLASE’s upcoming special meeting of stockholders scheduled to be held on November 19, 2021.

In its report, Glass Lewis noted:1

•

“We agree with the board that it is in the best interest of the Company to reduce the number of shares of common stock outstanding and thereby attempt to proportionally raise the per-share price of the Company’s common stock.”

•	“A higher stock price may help to increase investor interest, attract and retain employees and improve the Company’s ability to raise additional capital through equity offerings.”

John R. Beaver, President and Chief Executive Officer of BIOLASE, commented, “BIOLASE is pleased that ISS and Glass Lewis are each recommending that our stockholders vote in favor of the Reverse Stock Split. We look forward to putting this matter behind us and continue working toward the future of BIOLASE.”

The BIOLASE Board of Directors strongly recommends that stockholders approve the Reverse Stock Split and encourages stockholders to vote as promptly as possible. Stockholders can vote by mail, Internet or telephone according to the instructions on each Internet Notice, proxy card or voting instruction card received. Proxy materials and Internet voting are available at www.investorvote.com/BIOL.

BIOLASE reminds stockholders that every vote is important, no matter how many or few shares it represents. If you have already submitted a proxy, you may change your vote prior to the Special Meeting by voting again using the same materials. Only your latest dated vote counts. If you hold at Robinhood, look for an email from Proxydocs.com, and for all other stockholders, check for an email from Proxyvote.com.

BIOLASE stockholders who need assistance in voting their shares may contact BIOLASE’s proxy solicitor, DF King, by emailing BIOL@dfking.com or calling (800) 347-4750.

48 Wall Street, 22nd Floor

New York, NY 10005

Call Toll-Free: (800) 347-4750

Banks and Brokers Call: (212) 269-5550

BIOL@dfking.com

[1]	Permission to quote was neither sought nor obtained. Emphasis added.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately 271 patented and 40 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.